Converium Holding AG
File No.  333-14108


Effective September 17, 2007, the name has changed to SCOR Holding (Switzerland)
Ltd.

Exhibit A to Deposit Agreement

No.________________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one half of one (1/2) deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ONE HALF OF ONE SHARES OF
THE PAR VALUE OF CHF 10 EACH OF
CONVERIUM HOLDING AG
(INCORPORATED UNDER THE LAWS
OF SWITZERLAND)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                                  , or
registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited registered shares
(herein called Shares) of Converium
Holding AG, incorporated under the laws of Switzerland (herein called the Company).
At the date hereof, each American
Depositary Share represents one half of one
(1/2) Share which is either deposited or subject to deposit under the deposit agreement at the Zurich office of UBS AG
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of December 11, 2001 (herein
called the Deposit Agreement), by and
among the Company, the Depositary, and all
Owners and Beneficial Owners from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares deposited
thereunder and any and all other securities,
property and cash from time to time received
in respect of such Shares and held
thereunder (such Shares, securities, property,
and cash are herein called Deposited
Securities).  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City
and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Companys Articles
of Incorporation and Swiss law, the Owner
hereof is entitled to delivery, to him or upon
his order, of the amount of Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) certificates in the name of the
Owner hereof or as ordered by him or by
certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him
and (b) any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities, and
(iv) any other reason that may at any time be
specified in paragraph I(A)(1) of the General
instructions to Form F-6 under the Securities
Act of 1933, from time to time in effect, or
any successor provision thereto.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary or
the Company may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as were
evidenced by the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of Shares or the presentor
of the Receipt of a sum sufficient to
reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary or the
Company may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed reasonably necessary or advisable
by the Depositary or the Company at any
time or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to Article (22) hereof.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933 for public offer or
sale, unless a registration statement is in
effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
Neither the Company nor the Depositary
shall be liable for any failure of an Owner to
comply with applicable tax laws or
governmental charges.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefor are
validly issued, fully paid and nonassessable
and that the person making such deposit is
duly authorized to do so.  Every such person
shall also be deemed to represent that the
deposit of such Shares and the sale of
Receipts evidencing American Depositary
Shares representing such Shares by that
person are not restricted under the Securities
Act of 1933.  Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, legal or beneficial ownership of
Receipts or Deposited Securities,
compliance with applicable laws or
regulations or terms of the Deposit
Agreement or this Receipt or such
information relating to the registration on
the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may
reasonably deem necessary or proper.  The
Depositary may, and shall if requested in
writing by the Company subject to the
provisions of Article 22 hereof, withhold the
delivery or registration of transfer of any
Receipt or the distribution of any dividend
or sale or distribution of rights or of the
proceeds thereof or the delivery of any
Deposited Securities or the exercise of
voting rights until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body, if applicable, in
Switzerland which is then performing the
function of the regulation of currency
exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Sections
2.3, 4.3 or 4.4, and the surrender of Receipts
pursuant to Sections 2.5 or 6.2 of the
Deposit Agreement, (6) a fee of $.02 or less
per American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including, but not limited to Sections 4.1
through 4.4 thereof, (7) a fee of $1.50 or less
per certificate for a Receipt or Receipts for
transfers made pursuant to Section 2.4 of the
Deposit Agreement, (8) a fee for the
distribution of securities pursuant to Section
4.2 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (8) treating all such securities as
if they were Shares), but which securities are
instead distributed by the Depositary to
Owners and (9) any other charge payable by
the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners of record
as of the date or dates set by the Depositary
in accordance with Section 4.6 of the
Deposit Agreement and shall be collected at
the sole reasonable discretion of the
Depositary by billing such Owner for such
charge or by deducting such charge from one
or more cash dividends or other cash
distributions).
      The Depositary, subject to Article (8)
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	LOANS AND PRE-RELEASE OF
SHARES AND RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the Pre-
Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of Pre-
Releases will not normally exceed twenty
percent (20%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a case-
by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners and Beneficial Owners under the
Deposit Agreement, the collateral referred to
in clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement or this
Receipt).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt (and to the American
Depositary Shares evidenced hereby) by
accepting or holding the same consents and
agrees, that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument; provided,
however, that the Depositary and the
Company, notwithstanding any notice to the
contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement and
for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English under the Securities Act of 1934 or
any other regulation of the Commission.
      The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall promptly, if at the time of
receipt thereof any amounts received in a
foreign currency can, pursuant to applicable
law, in the reasonable judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into Dollars and shall
promptly distribute the amount thus received
(net of the fees of the Depositary as provided
in the Deposit Agreement, if applicable) to
the Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary or the Custodian
shall receive any distribution other than a
distribution described in Sections 4.1, 4.3 or
4.4 of the Deposit Agreement, the
Depositary shall cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto, in
any manner that the Depositary may
reasonably deem equitable and practicable
for accomplishing such distribution;
provided, however, that if in the reasonable
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary reasonably
deems such distribution not to be feasible,
the Depositary may after Consultation with
the Company adopt such method as it may
reasonably deem equitable and practicable
for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and expenses of the Depositary as
provided in Section 5.9 of the Deposit
Agreement) shall be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash; provided,
however, that no distribution to Owners
pursuant to the Deposit Agreement or this
Article 12 shall be unreasonably delayed by
any action or inaction of the Depositary or
any of its agents.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary shall sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement; provided, however, that no
distribution to owners pursuant to the
Deposit Agreement shall be unreasonably
delayed by any action or inaction of the
Depositary or any of its agents.  If additional
Receipts are not so distributed, each
American Depositary Share shall thenceforth
also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
      In the event that the Depositary
reasonably determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary reasonably deems
necessary and practicable to pay any such
taxes or charges and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto in
proportion to the number of American
Depositary Shares held by them respectively,
in accordance with the applicable provisions
of the Deposit Agreement and this Receipt.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities, property
or rights, and if at the time of the receipt
thereof the foreign currency so received can,
pursuant to applicable law, in the reasonable
judgment of the Depositary be converted on
a reasonable basis into Dollars and the
resulting Dollars transferred to the United
States, the Depositary shall, promptly,
convert or cause to be converted, by sale or
in any other manner that it may reasonably
determine, such foreign currency into
Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.9 of the
Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any.
      If at any time the Depositary shall
determine that in its reasonable judgment,
after Consultation with the Company, any
foreign currency received by the Depositary
is not convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the reasonable
opinion of the Depositary is not obtainable,
or if any such approval or license is not
obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the non-
convertible portion of such foreign currency
(or an appropriate document evidencing the
right to receive such foreign currency)
received by the Depositary to, or in its
reasonable discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same
and shall give notice thereof to such
Owners.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may,
and upon request of the Company shall, in
its reasonable discretion make such
conversion and distribution in Dollars to the
extent permissible to the Owners entitled
thereto and may distribute the balance of the
foreign currency received by the Depositary
to, or hold such balance uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto who shall receive notice from the
Depositary with respect to such holding of
foreign currency.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
Consultation with the Company, shall have
reasonable discretion as to the procedure to
be followed in making such rights available
to any Owners or in disposing of such rights
on behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary (following Consultation with the
Company) shall allow the rights to lapse.  If
at the time of any offering of any rights the
Depositary, after Consultation with the
Company, determines in its reasonable
discretion that it is lawful and feasible to
make such rights available to all Owners or
to certain Owners but not to other Owners,
the Depositary may, and at the request of the
Company shall, distribute to any Owner to
whom it reasonably determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it reasonably deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole reasonable discretion to
permit such rights to be exercised and (b)
such Owner has executed such documents as
the Company has determined in its sole
reasonable discretion are reasonably
required under the Companys Articles of
Incorporation and applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws, all in accordance
with the Companys instructions.
      If the Depositary determines in its
reasonable discretion, after Consultation
with the Company, that it is not lawful and
feasible to make such rights available to all
or certain Owners, but that it is lawful and
feasible to sell such rights, it may, and at the
request of the Company shall, sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
reasonably determined it may not lawfully or
feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from or not subject to the
registration provisions of such Act.  In
exercising any reasonable discretion under
Section 4.4 of the Deposit Agreement or this
Article 14, the Depositary will engage in
Consultation with the Company.  The
Company will have no obligation to the
Depositary or any Owner under the Deposit
Agreement or under this Receipt to register
such rights under the Securities Act of 1933.
      The Depositary shall not make any
determination without prior Consultation
with and approval from the Company (which
approval shall not be unreasonably withheld)
with respect to whether it may be lawful or
feasible to make such rights available to
Owners in general or any Owner in
particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall,
as promptly as practicable, fix a record date
(which, if different from the record date (if
any) established by the Company for its
Swiss shareholders, shall be fixed, as close
as practicable to the record date, after
Consultation with the Company) (a) for the
determination of the Owners of Receipts,
acting on behalf of Beneficial Owners in
accordance with executed proxy cards, who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting, or (b) on or after which
each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt from the Company of
notice of any meeting or solicitation of
consents or proxies of holders of Shares or
other Deposited Securities, the Depositary
shall, as promptly as practicable, mail to
Owners a notice, which shall contain (a)
such information as is contained in such
notice and any solicitation materials, (b) a
statement that each Beneficial Owner on the
record date set by the Depositary therefor
will be entitled to instruct the Depositary as
to the exercise of the voting rights, if any,
pertaining to the amount of Shares or
Deposited Securities represented by the
ADSs evidenced by such Beneficial Owners
ADRs and (c) a statement as to the manner
in which such instructions may be given,
including instructions to give the
discretionary proxy to the independent
representative of shareholders in accordance
with Article 689(c) of the Swiss Code of
Obligations (the Independent
Representative).  Upon receipt of (i)
instructions of a Beneficial Owner on such
record date in the manner and on or before
the date established by the Depositary for
such purpose (the Instruction Date) and (ii) a
certification from such Beneficial Owner
whereby he or she confirms such beneficial
ownership  as of the date of certification and
provides the number of Shares or ADSs
beneficially owned, the Depositary shall
endeavor insofar as practicable and
permitted under the provisions governing
Deposited Securities to vote or cause to be
voted (or to grant a discretionary proxy to
the Independent Representative to vote, if so
designated by a Beneficial Owner) the
Deposited Securities represented by the
ADSs evidenced by such Beneficial Owners
ADRs in accordance with such instructions.
 In the event that any Beneficial Owner
returns a validly executed proxy card but
does not instruct the Depositary as to the
exercise of the voting rights, if any,
pertaining to the Deposited Securities
represented by the ADSs evidenced by such
Beneficial Owners ADRs, the voting rights
pertaining to such Deposited Securities will
be exercised by the Independent
Representative in favor of all motions of the
Board of Directors of the Company at the
meeting.  The Depositary will not itself
exercise any voting discretion in respect of
any Deposited Securities.
      The Company shall only deem the
persons entered in the Companys Share
register to be valid holders of Shares.  If a
Share transferee (including an Owner
canceling an ADR and withdrawing the
Deposited Securities in respect thereof)
wishes to be entered in the Share register of
the Company, such Share transferee must
file with the Company a completed
application (in a form provided by the
Company to such Share transferee) for
registration in respect thereof.  Failing such
registration, the purchaser of such Shares
underlying the ADSs may not vote at general
meetings of the Company. All voting rights
with respect to the Shares are subject to
Swiss law and the provisions of the Articles
of Incorporation of the Company.  The
Company reserves the right to instruct
Owners to deliver their ADRs for
cancellation and withdrawal of the
Deposited Securities so as to permit the
Company to re-register such withdrawn
Deposited Securities as Shares without
voting rights.
      In addition, pursuant to the terms of
the Articles of Incorporation of the
Company, in the event that any person or
other entity acquiring Shares does not
expressly declare that he holds such Shares
for his own account as beneficial owner and
not as trustee or otherwise for any third
party, such person or entity will be
registered in the Share register of the
Company without voting rights with respect
to such Shares.  The Company has agreed to
exempt the Depositary and the Custodian
and their respective nominees, if any, (but
no individual Owner) from this limitation up
to 5% (in the aggregate) in respect of
Deposited Securities held in connection with
the Companys ADR program, subject to
compliance with Sections 3.1, 3.4 and 3.5 of
the Deposit Agreement and Articles 6 and
23 of this Receipt.  The Company has the
right not to recognize votes of (a) Deposited
Securities by the Depositary in excess of the
five percent limitation, (b) Deposited
Securities or other Company Shares by any
Owner in excess of the one half of one
percent limitation and/or (c) any Owner or
other person holding an interest in an ADR
not complying with the disclosure
obligations of Sections 3.1, 3.4 and 3.5 of
the Deposit Agreement and Articles 6 and
23 of this Receipt.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
 In any such case the Depositary may, and
shall if the Company shall so request,
execute and deliver additional Receipts as in
the case of a dividend in Shares, or call for
the surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company (nor any of their respective
directors, officers, employees or agents)
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United States
or any other country, or of any governmental
or regulatory authority or stock exchange, or
by reason of any provision, present or future,
of the Articles of Incorporation of the
Company, or by reason of any act of God or
war or terrorismor other circumstances
beyond its control, the Depositary or the
Company shall be prevented or forbidden
from, or be subject to any civil or criminal
penalty on account of, doing or performing
any act or thing which by the terms of the
Deposit Agreement it is provided shall be
done or performed; nor shall the Depositary
or the Company (nor any of their respective
directors, officers, employees or agents)
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
reasonable discretion provided for in the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not distribute the
securities or other property subject to such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
 Neither the Company nor the Depositary
nor any of their respective directors, officers,
employees or agents assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that they agree
to perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company (nor any of
their respective directors, officers,
employees or agents) shall be under any
obligation to appear in, prosecute or defend
any action, suit or other proceeding in
respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company (nor any of their respective
directors, officers, employees or agents)
shall be liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or holder of a Receipt, or any
other person believed by it in good faith to
be competent to give such advice or
information.  Each of the Depositary, the
Company and their respective directors,
officers, employees and agents may rely and
shall be protected in acting upon any written
notice, request, direction or other document
believed by such person to be genuine and to
have been signed or presented by the
property party or parties.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that any
such action or nonaction is in good faith.
The Company agrees to indemnify the
Depositary, its directors, officers,
employees, agents and affiliates and any
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may
arise out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, officers, employees,
agents and affiliates, except for any liability
or expense arising out of the negligence or
bad faith of either of them, or (ii) by the
Company or any of its directors, officers,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF A SUBSTITUTE
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by written notice of such
removal to become effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its reasonable
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint substitute or additional
custodian or custodians approved by the
Company (such approval not to be
unreasonably withheld).
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners or
Beneficial Owners of Receipts, shall,
however, not become effective as to
outstanding Receipts until the expiration of
thirty days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts.  Every Owner or
Beneficial Owner of a Receipt at the time
any amendment so becomes effective shall
be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby, except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.5 of the Deposit Agreement and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
further obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in
each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of
the Deposit Agreement, and any applicable
taxes or governmental charges) and for its
obligations under Section 5.8 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all further obligations under
the Deposit Agreement except for its
obligations to the Depositary under Sections
5.8 and 5.9 of the Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
23.	DISCLOSURE OF INTERESTS.
      To the extent that provisions of or
governing any Deposited Securities
(including the Companys Articles of
Incorporation or applicable Swiss law) may
require the disclosure of beneficial or other
ownership of Deposited Securities, other
Shares and other securities to the Company
and may provide for blocking transfer and
voting or other rights to enforce such
disclosure or limit such ownership, the
Depositary shall, to the extent practicable,
comply with the Companys instructions as to
Receipts in respect of any such enforcement
or limitation, and Owners and Beneficial
Owners of Receipts shall comply with all
such disclosure requirements and ownership
limitations and shall cooperate with the
Depositarys compliance with such
Companys instructions.  The Company may
from time to time request Owners of
Receipts to provide information as to the
capacity in which such Owners own or
owned Receipts and regarding the identity of
any persons then or previously interested in
such Receipts as to the nature of such
interest and various other matters.  The
Depositary agrees to comply with written
instructions received from the Company
requesting that the Depositary forward any
such requests to the Owners and to forward
to the Company any responses to such
requests received by the Depositary.
24.	ADDITIONAL DISCLOSURE OF
BENEFICIAL
OWNERSHIP.
      Any Beneficial Owner of Receipts
who after acquiring directly or indirectly the Beneficial Ownership of any Share (either directly or by virtue of the ownership of American Depositary Shares or Shares in any other form) is directly or indirectly, together with other interests in Shares, the beneficial owner of more than one-half of one percent (0.5%) of the total Shares issued shall, within 10 days after such acquisition, send to the Depositary at the address set forth in the Deposit Agreement, by registered or certified mail, notice of such Beneficial Ownership including its name, address and nationality.
      When two or more persons act as a
partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company, such syndicate or group shall be deemed one person or one Beneficial Owner for the purposes of this Section.

(..continued)



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